                                    [DRAFT]

                                1,000,000 SHARES

                           AVIATION DISTRIBUTORS, INC.

                                 COMMON STOCK



                            UNDERWRITING AGREEMENT



                                                               November __, 1996

Cruttenden Roth Incorporated
     As Representative of the Several Underwriters
     Named in Schedule I Attached Hereto
18301 Von Karman
Irvine, California  92715-1009


Ladies and Gentlemen:

          Aviation Distributors, Inc., a Delaware corporation (the "Company"), and Osamah S. Bakhit (the "Selling Stockholder") severally propose to issue and sell an aggregate of 1,000,000 shares (the "Offered Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), to Cruttenden Roth Incorporated (the "Representative") and the several underwriters named in
Schedule I hereto (collectively with the Representative, the "Underwriters" and individually, an "Underwriter," which terms shall also include any Underwriter substituted as hereinafter provided in Section 12). The Offered Shares consist of 860,000 shares of Common Stock to be issued and sold by the Company and 140,000 outstanding shares of Common Stock to be sold by the Selling Stockholder. The Offered Shares shall be offered to the public at an initial offering price of $_____ per Offered Share (the "Offering Price").

          In addition, the several Underwriters, in order to cover over-allotments in the sale of the Offered Shares, may purchase from the Company and the Selling Stockholder within 45 days after the Effective Date (as hereinafter defined), for their own account for offering to the public at the Offering Price, up to 100,000 and 50,000, respectively, additional shares of Common Stock (the "Optional Shares"), upon the terms and conditions set forth in Section 5 hereof. The Offered Shares and the Optional Shares are hereinafter collectively referred to as the "Shares." The Company, intending to be legally bound hereby, confirms its agreement with each of the Underwriters as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

               (a) The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules, regulations, releases and instructions (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times and has filed with the SEC a registration statement on Form SB-2 (File No. 333-8061) and one or more amendments thereto registering the offering and sale of the Shares under the Act. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in any form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with
          Section 6(a) of this Agreement and deemed by virtue of Rule 430A of the Regulations to be part of such registration statement at the time it was declared effective, each as amended at the time such registration statement became effective, and each registration statement, if any, filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act, are hereinafter collectively referred to as the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto is hereinafter referred to as the "Prospectus."

               (b) The Registration Statement has or will become effective under the Act as of the Effective Date, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus nor has the SEC instituted, threatened to institute or, to the Company's knowledge, contemplated proceedings with respect to such an order.
          The Company has not received any stop order suspending the sale of the Shares in any jurisdiction designated by the Representative pursuant to Section 6(f) hereof, and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened or contemplated. The Company has complied with all requests of the SEC and any state securities commission in a state designated by the Representative pursuant to Section 6(f) hereof, for additional information to be included in the Registration Statement or Prospectus or otherwise. Each Preliminary Prospectus conformed in all material respects to the requirements of the Act and the Regulations as of its date and did not as of its date contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein. The Registration Statement on the date on which it was declared effective by the SEC (the "Effective Date") conformed, and any post-effective amendment thereof on the date it shall become effective, and the Prospectus at the time it is filed with the SEC pursuant to Rule 424(b) of the Regulations and on the Closing Date (as defined in Section 4 hereof) and any Option Closing Date (as defined in Section 5(b) hereof) will conform in all material respects, to the requirements of the Act and the Regulations, and neither the Registration Statement, any post-effective amendment thereof nor the Prospectus will, on any of such respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein. It is understood that the written information described in Section 13 constitutes the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

               (c) The consolidated financial statements (including the notes thereto) filed as part of any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the consolidated financial position of the Company and each corporation or other entity of which the Company owns or will own fifty percent or more of the outstanding equity securities as of the Closing Date (individually a "Subsidiary," and collectively the "Subsidiaries"), as of the respective dates thereof, and the consolidated results of operations and cash flows of the Company and its Subsidiaries, for the periods indicated therein, all in conformity with generally accepted accounting principles consistently applied through the periods involved, except as may be otherwise stated therein. The supporting schedules, if any, included in the Registration Statement fairly state the information required to be stated therein in relation to the basic financial statements taken as a whole. The other financial and statistical information included in the Prospectus, including without limitation the data under the captions "Prospectus Summary" and "Selected Financial Data," presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company.

               (d) The Company does not have any "significant" Subsidiaries (as defined in Regulation S-X promulgated under the Act) other than ADI Consignment Sales, Inc., a California corporation ("ADICSI"), and, except Aviation Distributors (Europe) Ltd., the Company does not own any stock or other equity interest in, or control, directly or indirectly, any other corporation, partnership or other entity.

               (e) Each of the Company and ADICSI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement, except where failure to have such licenses, permits, certifications, registrations, approvals, consents and franchises would not reasonably be expected to have a material adverse effect on the Company and ADICSI taken as a whole. Each of the Company and ADICSI is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

               (f) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Warrant to purchase the shares of Common Stock to be issued and sold to the Representative under the terms of the Warrant Agreement (as hereinafter defined) in accordance with Section 6(p) of this Agreement (the "Representative's Warrant").

               (g) This Agreement, the Warrant Agreement and the Representative's Warrant have been duly authorized, executed and delivered by the Company and constitute its valid and binding obligations, enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. This Agreement, the Warrant Agreement and the Representative's Warrant conform to the description thereof in the Prospectus.

               (h) The execution, delivery and performance of this Agreement, the Warrant Agreement and the Representative's Warrant by the Company does not and will not, with or without the giving of notice or the lapse of time, or both, (A) conflict with any terms or provisions of the Certificate of Incorporation or Bylaws of the Company, as amended to the date hereof and the Closing Date or Option Closing Date, as the case may be; (B) result in a breach of, constitute a default under, result in the termination or modification of or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company pursuant to any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound or affected, the effect of which would reasonably be expected to have a material adverse effect on the business or properties of the Company; (C) violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (D) result in a breach, termination or lapse of the power and authority of the Company to own or lease and operate its properties and conduct its business as described in the Prospectus, the effect of which could reasonably be expected to have a material adverse effect on the business or properties of the Company.

               (i) The capitalization of the Company is as set forth in the Prospectus under the heading "Capitalization" as of the date set forth therein and at the Closing Date the Company will have the as-adjusted capitalization set forth under the caption "Capitalization" in the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants for the purchase of, other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus.

               (j) The authorized capital stock of the Company, including, without limitation, the outstanding shares of Common Stock and the Shares being issued on the Closing Date and Option Closing Date (if any and to the extent applicable), conforms to the descriptions thereof in the Prospectus, and such descriptions conform to the descriptions thereof set forth in the instruments defining the same. The information in the Prospectus insofar as it relates to outstanding options that have been granted to employees, agents, consultants and directors and the Representative's Warrant, in each case as of the Effective Date, the Closing Date and any Option Closing Date, is true, correct and complete in all material respects. As of the Closing Date, all of the outstanding capital stock or other securities evidencing equity ownership of ADICSI will have been duly and validly authorized and issued and will be fully paid and nonassessable and, except as described in the Prospectus, will be owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien or encumbrance; there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any Subsidiary.

               (k) The outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholder) have been duly authorized and are validly issued, fully paid and non-assessable. The shares of Common Stock issuable pursuant to the Representative's Warrant, when issued and paid for in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. None of such outstanding shares of Common Stock were, and none of the Representative's Warrant or the shares of Common Stock issuable upon exercise of the Representative's Warrant will be, issued in violation of any preemptive rights of any security holder of the Company. The Company has reserved a sufficient number of shares of Common Stock for issuance pursuant to the Representative's Warrant. The offers and sales of the outstanding shares of Common Stock were, and the issuance of Common Stock upon exercise of the Representative's Warrant will be, made in conformity with applicable registration requirements or exemptions therefrom under federal and applicable state securities laws.

               (l) The issuance and sale of the Shares by the Company have been duly authorized and, when the Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable. None of the Shares will be issued in violation of any preemptive rights of any security holder of the Company. The certificates representing the Shares are in proper legal form under, and conform to the requirements of the Delaware General Corporation Law, as amended (the "GCL"). Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any shares of Common Stock or any other security of the Company other than the Representative's Warrant and the shares of Common Stock issuable upon exercise of the Representative's Warrant.

               (m) No consent, approval, authorization, order, registration, license or permit of any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid authorization, issuance, sale and delivery by the Company of any of the Shares (including the anticipated use of proceeds therefrom), or for the execution, delivery or performance by the Company of this Agreement, except such as may be required for the registration of the Shares under the Act, the Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which consent, approval and authorization have been obtained, and for compliance with the applicable state securities or Blue Sky laws, or the Bylaws, rules and other pronouncements of the National Association of Securities Dealers, Inc. (the "NASD"). The Common Stock is registered under
          Section 12(g) of the Exchange Act and all necessary filings have been made to include the Shares in such registration. Upon the effectiveness of the Registration Statement, the Shares will be listed on the Nasdaq Stock Market's SmallCap Market. The Company has taken no action designed, or likely, to have the effect of terminating the registration of the Common Stock under Section
          12(g) of the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

               (n) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, the information required to be disclosed under the Act and the Regulations, and there are no contracts, agreements or other documents required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations that have not been so described, referred to or filed, as required.

               (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change (including, whether or not insured against, any material loss or damage to any assets), or development involving a prospective material adverse change, in the general affairs, properties, assets, management, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and ADICSI taken as a whole, (B) any transaction entered into by the Company or any Subsidiary that is material to the Company and ADICSI taken as a whole and not in the ordinary course of business, (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, (D) any liabilities or obligations, direct or indirect, incurred by the Company or any Subsidiary that are material to the Company and ADICSI taken as a whole, or (E) any material change in the short-term debt or long-term debt of the Company and ADICSI taken as a whole. The Company and ADICSI taken as a whole do not have any contingent liabilities or obligations that are material and that are not disclosed in the Prospectus.

               (p) The Company has not distributed and, prior to the later to occur of the Closing Date, the Option Closing Date or the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, each Preliminary Prospectus and the Prospectus, in any such case only as permitted by the Act and the Regulations.

               (q) Each of the Company and ADICSI has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed, or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due other than taxes and/or assessments which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Neither the Company nor ADICSI has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes or is a party to any pending action or proceeding by any foreign or domestic governmental agencies for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or ADICSI that might materially adversely affect the general affairs, properties, assets, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and ADICSI taken as a whole.

               (r) Arthur Andersen LLP, which is certifying the financial statements and supporting schedules included in the Prospectus and forming a part of the Registration Statement, is a firm of independent public accountants as required by the Act and the Regulations.

               (s) Neither the Company nor ADICSI is in violation of, or in default under, any of the terms or provisions, of (A) its Certificate of Incorporation or Bylaws, as applicable, each as amended to the date hereof, the Closing Date or the Option Closing Date, as the case may be, (B) any indenture, mortgage, deed of trust, contract, loan or credit agreement, commitment or other agreement or instrument to which the Company or ADICSI is a party or by which any of them or any of their properties are bound or affected, (C) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or ADICSI or any of their properties or businesses or
          (D) any license, permit, certification, registration, approval, consent or franchise referred to in subsections (e) or (m) of this
          Section 1, except where such violation or default would not reasonably be expected to have a material adverse effect on the business or properties of the Company and ADICSI taken as a whole.

               (t) Except as disclosed in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending before or, to the Company's knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitrational tribunal, relating to or affecting the Company or ADICSI or their properties or businesses that might affect the issuance or validity of any of the Shares or the validity of any of the outstanding shares of Common Stock, or that, if determined adversely to the Company or ADICSI, respectively, would, individually or in the aggregate, could reasonably be expected to result in any material adverse change in the general affairs, properties, assets, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects, of the Company and ADICSI taken as a whole; nor, to the Company's knowledge, is there any reasonable basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other ribunal enjoining the Company or ADICSI from, or requiring the Company or ADICSI to take or refrain from taking any action, or to which the Company or ADICSI, or any of their properties, assets or businesses is bound or subject.

               (u) Except as otherwise stated in the Prospectus, the Company and ADICSI own, or possess adequate rights to use all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from the Company's or ADICSI' businesses), trade secrets, confidential information, processes and formulations necessary for, used in or proposed to be used in the conduct of their businesses as described in the Prospectus (collectively, the "Intellectual Property") that, if not so owned or possessed, would reasonably be expected to have a material adverse effect on the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and ADICSI taken as a whole. To the best of the Company's knowledge, neither the Company nor ADICSI has infringed, is infringing or has received any notice of conflict with the asserted rights of others with respect to the Intellectual Property, and, to the Company's knowledge, no others have infringed upon or are in conflict with the Intellectual Property.

               (v) The Company and ADICSI have obtained all permits, licenses and other authorizations that are required under all applicable environmental laws (collectively, the "Environmental Laws"), other than any permits, licenses or other authorizations which, if not obtained, would not have a material adverse effect on the business or properties of the Company and ADICSI taken as a whole. Each of the Company and ADICSI is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except where the failure to so comply would not have a material adverse effect on the Company and ADICSI.

               (w) There are no present or past events, conditions, circumstances, activities, practices, incidents, actions or plans relating to the business as currently being conducted by the Company and ADICSI that interfere with or prevent compliance with or continued compliance with the Environmental Laws, the non-compliance with which would reasonably be expected to have a material adverse effect on the Company and ADICSI taken as a whole, or which would be reasonably likely to give rise to any material legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation, or clean up based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, community or environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, which claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation, or clean up would reasonably be expected to have a material adverse effect on the Company and ADICSI taken as a whole.

               (x) Each of the Company and ADICSI has good and marketable title in fee simple to all real property, interests in real property and personal property (tangible and intangible) described in the Prospectus as being owned by them, in each case, free and clear of all liens, security interests, charges or encumbrances, except such as are described in the Prospectus or which do not materially affect the aggregate value of such property and interests taken as a whole and do not interfere with the use made and proposed to be made of such property and interests by the Company or any of its Subsidiaries.
          Each of the Company and ADICSI has adequately insured the property of the Company and ADICSI, respectively, against loss or damage by fire or other casualty and maintains, in adequate amounts, insurance against such other risks as management of the Company deems appropriate. Except as described in the Prospectus, neither the Company nor ADICSI owns any real property, and all real property currently used or leased by the Company and ADICSI, as described in the Prospectus (the "Premises"), is held by the Company or

          ADICSI, as applicable, under a valid, subsisting and enforceable lease, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Premises, and all operations conducted thereon, are now and, since the Company or ADICSI, as applicable, began to use such Premises, always have been and, to the Company's knowledge, prior to when the Company or ADICSI, as applicable, began to use such Premises, always had been, in compliance with the Environmental Laws except where such operations would not reasonably be expected to have a material adverse effect on the Company and ADICSI taken as a whole. To the Company's knowledge, there is no, and the Company and ADICSI have not received notice of any, claim, demand, investigation, regulatory action, suit or other action instituted or threatened against any of them or the Premises relating to any of the Environmental Laws. The Company has not received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with hazardous substances (as defined by applicable Environmental Laws) on, about, beneath, arising from, or generated at the Premises.

               (y) The Company and ADICSI maintain a system of internal accounting controls sufficient to provide reasonable assurances that
          (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (z) No unregistered securities of the Company have been sold by the Company or on behalf of the Company by any person or persons controlling, controlled by or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

               (aa) Each contract or other instrument (however characterized or described) to which the Company or ADICSI is a party or by which any of the properties or business of it or them is bound or affected and to which reference has been made in the Prospectus or which has been filed as an exhibit to the Registration Statement has been duly and validly executed by the Company or ADICSI, as applicable, and, to the Company's knowledge, by the other parties thereto. Except as described in the Prospectus, each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and none of the Company, ADICSI or any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

               (ab) Except as disclosed in the prospectus, neither the Company nor ADICSI has any employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements (collectively, "Plans") that is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). To the Company's knowledge, all Plans that are subject to ERISA are, and have been at all times since their establishment, in compliance with ERISA and, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), in compliance with the Code. To the Company's knowledge, neither the Company nor ADICSI has had any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title 1 of ERISA or any defined benefit plan or multiemployer plan. To the Company's knowledge, neither the Company nor ADICSI has maintained retiree life and retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code. To the Company's knowledge, no fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a "prohibited action" as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

               (ac) To the best of their knowledge, neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Except for matters which are not material in the aggregate to the Company and its Subsidiaries taken as a whole, (A) there is (x) no unfair labor practice complaint pending or, to the best of their knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the best of their knowledge, threatened, (y) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company or any of its Subsidiaries after due inquiry, threatened against the Company or any of its Subsidiaries and (z) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the respective managements of the Company or any of its Subsidiaries, no union organizing activities are taking place and (B) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, nor of any applicable wage or hour laws.

               (ad) Except for certain compensation to be paid to the Representative, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein.

               (ae) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-B of the Regulations.

               (af) The Company is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to continue to conduct, its affairs in such a manner to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

               (ag) None of the Company, ADICSI or director, officer, agent, employee or other person associated with or acting on behalf of the Company or ADICSI has, directly or indirectly, (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to any political activity, (B) made any unlawful payment to foreign or domestic governments or governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

               (ah) The Company and its Subsidiaries have all governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to carry on their business as such business is presently conducted by them, except where failure to have such licenses, certificates, permits, authorizations, approvals, franchises or other rights would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right in any material respect. Neither the Company nor any of its Subsidiaries has any reason to believe that any such license, permit or approval necessary in the future to conduct the business of the Company and its Subsidiaries as described in the Prospectus will not be granted upon application, or that any governmental agencies are investigating the Company or any of its Subsidiaries other than in ordinary course administrative reviews or an ordinary course review of the transactions contemplated hereby.

               (ai) The Directors' and Officers' Questionnaires delivered by the Company to the Representatives on or prior to the Effective Date are true and correct in all material respects.

               (aj) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

               (ak) Except as set forth in the Registration Statement and Prospectus, the Company has not consummated the acquisition or disposition of any business or property which is "significant" to the Company within the meaning of Regulation S-X under the Act, and no such acquisition or disposition is probable.

          Any certificate signed by any officer of the Company in such capacity and delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the several Underwriters as to the matters covered thereby.

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder severally represents and warrants to each Underwriter that:

               (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

               (b) Upon delivery of and payment for such Shares pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

               (c) The Selling Stockholder has, and on the Closing Date and the Option Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder and this Agreement is a valid and binding agreement of the Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

               (d) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

               (e) The execution, delivery and performance of this Agreement by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of agreement, indenture or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or property of the Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to the Selling Stockholder or property of the Selling Stockholder.

               (f) Such parts of the Registration Statement under the caption "Principal and Selling Stockholder" which specifically relate to the Selling Stockholder do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

               (g) At any time during the period described in paragraph 6(b) hereof, if there is any change in the information referred to in paragraph 2(g) above, the Selling Stockholder will immediately notify you of such change.

               (i) The Selling Stockholder is not aware, and has no reason to believe, that any representation or warranty of the Company set forth in Section 1 above is untrue or inaccurate in any material respect.

     3. PURCHASE AND SALE OF OFFERED SHARES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company shall sell 860,000 Offered Shares; and (ii) the Selling Stockholder agrees to sell 140,000 Offered Shares to the several Underwriters at the Offering Price less the underwriting discount shown on the cover page of the Prospectus (the "Underwriting Discount"), and the Underwriters, severally and not jointly, shall purchase from the Company and the Selling Stockholder, on a firm commitment basis, at the Offering Price less the Underwriting Discount, the respective Offered Shares set forth opposite their names on Schedule I hereto. In making this Agreement, each Underwriter is contracting severally, and not jointly, and, except as provided in Sections 5 and 12 hereof, the agreement of each Underwriter is to purchase only that number of Offered Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Offered Shares to the public as set forth in the Prospectus.

     4. PAYMENT AND DELIVERY. Payment for the Offered Shares shall be made to the Company and the Selling Stockholder by certified or official bank check payable to the order of the Company and the Selling Stockholder in next day funds, at the offices of Skadden, Arps, Slate, Meagher & Flom, Los Angeles, California, or at such other location as shall be agreed upon by the Company and the Representative, or in immediately available funds wired to such account or accounts as the Company and the Selling Stockholder may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement (including, but not limited to, interest or cost of funds expenses) to be borne by the Company and the Selling Stockholder), against delivery of the Offered Shares to the Representative at such place as you shall designate, for the respective accounts of the Underwriters. Such payments and delivery will be made at 7:00 a.m., Pacific time, on the third or fourth business day after the date of this Agreement or at such other time and date thereafter as the Representative and the Company shall agree upon. Such time and date are referred to herein as the "Closing Date." The certificates representing the Offered Shares to be sold and delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date, and will be made available to the Representative for inspection, checking and packaging at the office of the Company's Transfer Agent, on the business day prior to the Closing Date. The Representative has advised the Company that each Underwriter has authorized the Representative to accept delivery of the Offered Shares and to make payment and receipt therefor.

     5.   OPTION TO PURCHASE OPTIONAL SHARES.

          (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by the Company to purchase all or any part of the Optional Shares from the Company and the Selling Stockholder (the "Over-allotment Option"). The purchase price per share to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discount. The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters as to all or any part of the Optional Shares at any time (but not more than once) within 45 days after the Effective Date. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Overallotment Option.

          (b) The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters by giving notice to the Company by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when sent), addressed as provided in Section 14 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than either two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representative that is not later than three full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as the "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as the "Option Closing." The number of Optional Shares to be sold to each Underwriter pursuant to the exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Offered Shares opposite the name of such Underwriter in
     Schedule I hereto bears to the total number of all Offered Shares; subject, however, to such adjustment as the Representative may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in Section 10 of the Agreement Among Underwriters. Upon the exercise of the Over-allotment Option, the Company shall become obligated to sell to the Representative for the respective accounts of the Underwriters, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, and the several Underwriters shall become severally, but not jointly, obligated to purchase from the Company, the number of Optional Shares specified in each notice of exercise of the Over-allotment Option.

          (c) Payment for the Optional Shares shall be made to the Company and the Selling Stockholder by certified or official bank check payable to the order of the Company in next day funds, at the office of Skadden, Arps, Slate, Meagher & Flom, Los Angeles, California, or such other location as shall be agreed upon by the Company and the Representative, or in immediately available funds wired to such accounts as the Company and the Selling Stockholder may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds (including, but not limited to, interest or cost of funds expenses) to be borne by the Company and the Selling Stockholder), against delivery of the Optional Shares to the Representative at such place as you shall designate, for the respective accounts of the Underwriters. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Option Closing Date, and will be made available to the Representative for inspection, checking and packaging at the office of the Company's Transfer Agent on the business day prior to the Option Closing Date.

     6. CERTAIN COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

          (a) If Rule 430A of the Regulations is employed, the Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representative of the time and manner of such filing.

          (b) The Company will not at any time, whether before or after the Registration Statement shall have become effective, during such period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representative have not been previously advised and furnished a copy, or which is not in compliance with the Regulations, or, during the period before the distribution of the Offered Shares and the Optional Shares is completed, file or publish any amendment or supplement to the Registration Statement or Prospectus to which the Representative reasonably objects in writing.

          (c) The Company will use its best efforts to cause the Registration Statement, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective and will advise the Representative immediately, and confirm such advice in writing,
     (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, is filed with the SEC, (ii) of the receipt of any comments from the SEC, (iii) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (iv) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (v) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event which in the Company's judgment makes any material statement in the Registration Statement or the Prospectus untrue or which requires any changes to be made in the Registration Statement or Prospectus in order to make any material statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or of the initiation or threatening of any proceedings for any such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain as soon as possible the lifting thereof.

          (d) The Company has delivered to the Representative, without charge, and will continue to deliver from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to the Representative, without charge, as soon as possible after the Effective Date, and thereafter from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended, if the Company makes any supplements or amendments to the Prospectus) as the Representative may reasonably request. The Company hereby consents to the use of such copies of each Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered or sold by the several Underwriters and by all dealers to whom Shares may be offered or sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. The Company has furnished or will furnish to the Representative two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Effective Date, two copies of all exhibits filed therewith and two signed copies of all consents and certificates of experts, and will deliver to the Representative such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representative may reasonably request.

          (e) The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of offers and sales of, and dealings in, the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

          (f) The Company will furnish such information as may be required and otherwise reasonably cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representative determines to offer the Shares, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdiction for such offering and sale.


          (g) Subject to subsection (b) of this Section 6, in case of any event, at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Act and Regulations, as a result of which event any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the judgment of the Company or in the opinion of counsel for the Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act and Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state securities commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and will furnish to the Representative such number of copies of such amendment or amendments or supplement or supplements to such Preliminary Prospectus or the Prospectus (in form and substance satisfactory to the Representative and counsel for Underwriters) as the Representative may reasonably request. For purposes of this subsection, the Company will furnish such information to the Representative, the Underwriters' counsel and counsel for the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement any Preliminary Prospectus or the Prospectus, and shall furnish to the Representative and the Underwriters' counsel such further information as each may from time to time reasonably request. If the Company and the Representative agree that any Preliminary Prospectus or the Prospectus should be amended or supplemented, the Company, if requested by the Representative, will, if and to the extent required by law, promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (h) The Company will make generally available to its security holders as soon as practicable and in any event not later than 45 days after the end of the period covered thereby, an earnings statement of the Company (which need not be audited unless required by the Act, the Regulations, the Exchange Act or the rules or regulations thereunder) that shall comply with
     Section 11(a) of the Act and cover a period of at least 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date.

          (i) For a period of five years from the Effective Date, the Company will deliver to the Representative: (A) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed with or furnished to the SEC or any securities exchange or the NASD, as soon as practicable after the date each such report or document is so filed or furnished, (B) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders and (C) every material press release in respect of the Company or ADICSI or their affairs that was released or prepared by the Company or ADICSI.

          (j) During the course of the distribution of the Shares, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

          (k) The Company will cause each person listed on Schedule II hereto to execute a legally binding and enforceable agreement (a "lockup agreement") to, for the period commencing on the Effective Date and ending 180 days after the Effective Date, not sell, offer to sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any shares of Common Stock (except for the sale of the Shares as contemplated by this Agreement or transfers permitted pursuant to the lockup agreement), any options to purchase Common Stock or any securities convertible into or exchangeable for Common Stock without the prior written consent of the Representative, which lockup agreement shall be in form and substance satisfactory to the Representative and the Underwriters' counsel, and deliver such lockup agreement to the Representative prior to the Effective
     Date. Appropriate stop transfer instructions will be issued by the Company to the transfer agent for the securities affected by the lockup agreements.

          (l) The Company will not sell, issue, contract to sell, offer to sell or otherwise dispose of any Common Stock, options to purchase Common Stock or any other security convertible into or exchangeable for Common Stock, from the date of the Effective Date through 180 days after the Effective Date, without the prior written consent of the Representative, except for the sale of the Shares as contemplated by this Agreement, the granting of options, and the issuance of Common Stock upon their exercise, under the Company's stock option plans described in the Prospectus and the issuance of the Representative's Warrant.

          (m) The Company will use all reasonable efforts to maintain the inclusion of the Common Stock on the Nasdaq SmallCap Market (or on the Nasdaq National Market or a national securities exchange) for a period of five years after the date hereof.

          (n) The Company shall, at its sole cost and expense, supply and deliver to the Representative and the Underwriters' counsel, within a reasonable period after the Closing Date, one set of transaction documents, which shall include the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, each Preliminary Prospectus, the Prospectus, the Preliminary Blue Sky Memorandum and any supplement thereto and all underwriting and other closing documents.

          (o) The Company will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description thereof set forth in the Prospectus and shall file such reports with the SEC with respect to the sale of such Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (p) On the Closing Date, the Company shall sell to the Representative, at a purchase price of $0.001 per warrant, a Representative's Warrant to purchase 100,000 shares of Common Stock. Such Representative's Warrant shall be issued pursuant to the terms of the Warrant Agreement and shall have an exercise price per share equal to 135% of the Offering Price, shall be exercisable during the period beginning on the first anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date, and shall contain customary anti-dilution and registration rights provisions.

          (q) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (r) The Company will use its best efforts to do and perform all things reasonably required to be done and performed by it prior to or after the Closing Date and will use its best efforts to satisfy all conditions precedent on its part to the delivery of the Shares.

     7.   PAYMENT OF EXPENSES.

          (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, each Preliminary Prospectus, the Prospectus (including any supplement thereto), this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the Selected Dealer Agreement and related documents and the Preliminary Blue Sky Memorandum and any supplement thereto; (iii) the costs incident to the authentication, issuance, delivery and transfer of the Shares to the Underwriters; (iv) all taxes, if any, on the issuance, delivery and transfer of the Shares to be sold by the Company; (v) the fees, expenses and all other costs of qualifying the Shares for the sale under the securities or Blue Sky laws of those jurisdictions in which the Shares are to be offered or sold including the fees and disbursements of Underwriters' counsel and such local counsel as may have been reasonably required and retained for such purpose up to a maximum of $45,000; (A) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD exclusive of fees of the Underwriters' counsel; (vii) the filing fees of the SEC; (viii) the cost of furnishing to the Underwriters copies of the Registration Statement, each Preliminary Prospectus and the Prospectus
     (including any supplement or amendment thereto) as herein provided;
     (ix) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors and expenses associated with hosting such meetings, including meeting rooms, meals, facilities and ground transportation expenses; (x) the costs and expenses associated with settlement in same day funds
     (including, but not limited to, interest or cost of funds expenses), if desired by the Company; (xi) the fees for inclusion of the Shares on the Nasdaq SmallCap Market; (xii) the cost of printing and engraving certificates for the Shares; (xiii) the cost and charges of any transfer agent; and (xiv) all other costs and expenses reasonably incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this
     Section 7.

          (b) In addition to the foregoing expenses, the Company shall at the Closing Date pay to the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received from the sale of the Offered Shares. In the event the Over-allotment Option is exercised, the Company shall pay to the Representative at the Option Closing Date an additional amount equal to three percent (3%) of the gross proceeds received upon exercise of the Over-allotment Option.

     8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase and pay for the Offered Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which its right to purchase under Section 5 has been exercised on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date, as applicable, to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholder set forth herein, to the performance by the Company and the Selling Stockholder of its covenants, agreements and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 1:00 p.m. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, no later than 7:00 p.m.), Pacific time, on the date of this Agreement, or at such later time or on such later date as the Representative may agree to in writing; if required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations and in accordance with subsection (a) of
     Section 6 hereof; on or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Shares shall have been issued under the act or any state securities law and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representatives' knowledge or the knowledge of the Company, shall be contemplated by the SEC or any authority in any jurisdiction designated by the Representative pursuant to subsection
     (f) of Section 6 hereof and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

          (b) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date and the Option Closing Date, if any, with the same effect as if made on the Closing Date and the Option Closing Date, if any, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and the Option Closing Date, if any;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and ADICSI taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (c) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Selling Stockholder, dated the Closing Date and the Option Closing Date, if any, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (d) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Warrant Agreement, the Representative's Warrant and the Shares and the form of the Registration Statement, each Preliminary Prospectus and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all respects to counsel to the Underwriters; the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters; and the Representative shall have received from the Underwriters' counsel, Milbank, Tweed, Hadley & McCloy, a customary opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representative individually and as the Representative of the several Underwriters.

          (e) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of any of the Shares.

          (f) The Representative shall have received copies of the lockup agreements described in subsection (k) of Section 6 signed by those persons set forth on Schedule III hereto.

          (g) The Representative shall have received at or prior to the Closing Date from the Underwriters' counsel a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the securities or Blue Sky laws of such jurisdictions designated by the Representative pursuant to subsection
     (f) of Section 6 hereof.

          (h) You shall have received on the Closing Date and on the Option Closing Date, if any, an opinion from Skadden, Arps, Slate, Meagher & Flom, counsel for the Company and the Selling Stockholder, dated the Closing Date and the Option Closing Date, if any, and addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, substantially in the form attached hereto as "Exhibit A."

          (i) At the Closing Date and any Option Closing Date: (A) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform, in all material respects, to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the properties, condition (financial or otherwise), results of operations, stockholders' equity, business or management of the Company, from that set forth therein, whether or not arising in the ordinary course of business, other than as referred to in the Registration Statement or Prospectus; (C) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus or any amendment or supplement thereto, there shall have been no transaction, contract or agreement entered into by the Company or ADICSI, other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (D) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company or ADICSI, threatened against the Company that would be required to be set forth in Prospectus, other than as set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or ADICSI before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the properties, condition (financial or otherwise), results of operations, stockholders' equity or business of the Company or ADICSI taken as a whole, other than as set forth in the Prospectus.

          (j) You shall have received a letter on and as of the date hereof as well as on and as of the Closing Date and the Option Closing Date (in the case of a letter delivered on the Closing Date or Option Closing Date, such letter shall constitute an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from Arthur Andersen, LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (k) The Company shall have executed and delivered an agreement memorializing the Representative's Warrant in a form satisfactory to the Representative (the "Warrant Agreement") and there shall have been tendered to the Representative certificates representing the Representative's Warrant described in subsection (p) of Section 6, to be purchased by the Representative on the Closing Date.

          (l) At the Closing Date and any Option Closing Date, the Representative shall have been furnished such additional documents and certificates as they shall reasonably request.

          (m) No action shall have been taken by the NASD, the effect of which is to make it improper, at any time prior to the Closing Date or any Option Closing Date, for members of the NASD to execute transactions as principal or as agent in the Shares or to trade or deal in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending or, to the Company's or the Representatives' knowledge, shall be contemplated by the NASD.

     If any conditions to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date, shall not have been fulfilled, the Representative may on behalf of the several Underwriters terminate this Agreement or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     9.   INDEMNIFICATION.

          (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission which is based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; PROVIDED, HOWEVER, that if the Company has complied with its obligations under Section 6(d) hereof, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage, liability or judgment purchased the Shares (or any person who controls such Underwriter within the meaning of Section 15 of the Exchange
     Act) if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of any Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment. Notwithstanding the foregoing, the liability of the Selling Stockholder under this paragraph shall be limited to an amount equal to the net proceeds of the Shares sold by the Selling Stockholder to the Underwriters.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Selling Stockholder, such Underwriter shall promptly notify the parties against whom indemnification is being sought (the "Indemnifying Parties") in writing and the Indemnifying Parties shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Parties, (ii) the Indemnifying Parties shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Indemnifying Parties and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying
     Parties (in which case the Indemnifying Parties shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Indemnifying Parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative and that all such fees and expenses shall be reimbursed as they are incurred). The Indemnifying Parties shall not be liable for any settlement of any such action effected without their written consent. If settled with such written consent, the Indemnifying Parties agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the Indemnifying Parties and an indemnified party shall have requested the Indemnifying Parties to reimburse the indemnified party for such fees and expenses of counsel as incurred, the Indemnifying Parties agree that they shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or the Selling Stockholder or any person controlling the Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and the Selling Stockholder by paragraph (b) above (except that if the Company or Selling Stockholder shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholder and any person controlling the Selling Stockholder shall have the rights and duties given to the Underwriter by Section 9(b) hereof.

          (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
     Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
      The Underwriters' obligations to contribute pursuant to this Section
     9(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date; and such representations, warranties and agreements of the Underwriters and the Company, including without limitation the indemnity and contribution agreements contained in Section 9 hereof and the agreements contained in Sections 7, 10, 11 and 13 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of and payment for the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

     11.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

          (a) This Agreement shall become effective immediately as to Sections 7, 9, 10, 11 and 13 and, as to all other provisions, (i) if at the time of execution and delivery of this Agreement the Registration Statement has not become effective, at 6:30 a.m., Pacific time, on the first business day following the Effective Date, or (ii) if at the time of execution and delivery of this Agreement the Registration Statement has been declared effective, at 6:30 a.m., Pacific time, on the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Representative may determine by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 11, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by the Representative of telegrams (i) advising the Underwriters that the shares are released for public offering or (ii) offering the Shares for sale to securities dealers, whichever may occur first. The Representative may prevent the provisions of this Agreement (other than those contained in Sections 7, 9, 10, 11 and 13) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in subsection (c) of this Section 10 before the time the other provisions of this Agreement become effective.

          (b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date as provided in Sections 8 and 12 hereof or by written notice to the Company if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company, or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business that would make it, in the Representative's judgement, impractical to market the Shares or enforce contracts for the sale of the Shares; (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if such outbreak, calamity, crisis or change would, in the Representative's reasonable judgment, make it impractical or inadvisable to commence or continue the offering of the Shares; (iii) suspension of trading generally in securities on the New York Stock Exchange or the over-the-counter market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representative's reasonable opinion materially and adversely affects trading on either such Exchange or the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that would make it, in the Representative's judgement, impractical to market the Shares or enforce contracts for the sale of the Shares; (v) declaration of a banking moratorium by either federal or New York or California authorities; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Representative's reasonable opinion has a material adverse effect on the securities markets in the United States which would in the Representative's judgment make it impractical to market the Shares or enforce contracts for the sale of the Shares; (vii) declaration of a moratorium in foreign exchange trading by major international banks or other institutions or (viii) trading in any securities of the Company shall have been suspended or halted by the NASD or the SEC.

          (c) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this
     Section 11, the Representative shall notify the Company thereof promptly by telephone, telex, telegraph or facsimile, confirmed by letter.

     12.  DEFAULT BY AN UNDERWRITER.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Offered Shares or Optional Shares hereunder, and if the Offered Shares or Optional Shares with respect to which such default relates do not exceed the aggregate of ten percent (10%) of the number of Offered Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase hereunder, then such Offered Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

          (b) If such default relates to more than ten percent (10%) of the Offered Shares or Optional Shares, as the case may be, the Representative may in its discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Offered Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representative does not arrange for the purchase of the Offered Shares or Optional Shares to which a default relates as provided in this Section 12 within 36 hours after such default, this Agreement may be terminated by the Representative or by the Company without liability on the part of the nondefaulting Underwriters (except as provided in Section 9 hereof) or the Company (except as provided in Sections 7 and 9 hereof), but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

          (c) If the Offered Shares or Optional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The terms "Underwriters" and "Underwriter" as used in this Agreement shall include any party substituted under this Section 12 with like effects as if it had originally been a party to this Agreement with respect to such Offered Shares or Optional Shares.

     13. INFORMATION FURNISHED BY UNDERWRITERS. The Representative, on behalf of the Underwriters, represents and warrants to the Company that the information appearing in any preliminary prospectus, the Prospectus or the Registration Statement (a) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering, (b) in the section entitled "Underwriting," and (c) in the section entitled "Legal Matters" with respect to the identity of counsel for the Underwriters was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The parties acknowledge that this information constitutes the only information furnished in writing by or on behalf of any Underwriter for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement referred to in subsection (b) of Section 1 hereof and subsection (a) of Section 9 hereof.

     14. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to such Underwriter, c/o Cruttenden Roth Incorporated, 18301 Von Karman, Irvine, California 97215-1009, Attention: President, with a copy to Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017, Attention: Kenneth J. Baronsky, Esq.; if sent to the Company shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Aviation Distributors, Inc., 1 Wrigley Drive, Irvine, California 92618, Attention: Chief Executive Officer, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South

Grand Avenue, 34th Floor, Los Angeles, California 90071, Attention: Brian J. McCarthy, Esq.

     15. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

     16. DEFINITION OF BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

     18. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and performed entirely within such State.

     If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and among the Underwriters and the Company.

                              Very truly yours,

                              AVIATION DISTRIBUTORS, INC.,
                              a Delaware corporation


                              ________________________________
                              Osamah S. Bakhit
                              Chief Executive Officer



                              ________________________________
                              Osamah S. Bakhit



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


     CRUTTENDEN ROTH INCORPORATED


     By:___________________________
          Its______________________

     Acting severally on behalf of itself and the several Underwriters named in
Schedule I hereto

                                   SCHEDULE I

                                  UNDERWRITERS


                                                NUMBER OF OFFERED SHARES
     UNDERWRITER                                    TO BE PURCHASED
     -----------                                    ---------------

                                   SCHEDULE II

                      PERSONS SUBJECT TO LOCKUP AGREEMENTS

                                    EXHIBIT A

FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM, COUNSEL FOR THE COMPANY


                                    - 45 -